EXHIBIT 21.1

Name	Jurisdiction
Cognizant Technology Solutions U.S. Corporation	Delaware
Cognizant Technology Solutions Canada, Inc.	Canada
Cognizant Technology Solutions s.r.o	Czech Republic
Cognizant Technology Solutions Asia Pacific Pte Ltd.	Singapore
Cognizant Technology Solutions GmbH	Germany
Cognizant Technology Solutions Australia Pty Ltd.	Australia
Cognizant Technology Solutions Ireland Limited	Ireland
Cognizant Technology Solutions India Pvt. Limited	India
Cognizant Technology Solutions Ltd.	Mauritius
Cognizant (Mauritius) Development Limited	Mauritius
Cognizant Technology Solutions A.G.	Switzerland
Cognizant Technology Solutions Development Corporation	Delaware
CSS Investment LLC	Delaware
Cognizant Technology Solutions Overseas Corporation	Delaware
Cognizant Technology Solutions (Netherlands) B.V.	The Netherlands
Cognizant Technology Solutions Benelux B.V.	The Netherlands
Cognizant Technology Solutions B.V.	The Netherlands
Cognizant Technology Solutions Italia, S.p.A.	Italy
Cognizant Technology Solutions (Shanghai) Co., Ltd.	China
Cognizant Technology Solutions France S.A.	France
Ygyan Consulting Private Ltd.	India
Ygyan Consulting Private SDN BHD	Malaysia
Cognizant Technology Solutions Belgium S.A.	Belgium
Cognizant Technology Solutions Norway A.S.	Norway
Cognizant Technology Solutions Sweden AB	Sweden
Cognizant Technology Solutions Hong Kong Ltd.	Hong Kong
Cognizant Technology Solutions (Cayman) Ltd.	Cayman Islands
Cognizant Serviços de Tecnologia e Software do Brasil S/A.	Brazil
Cognizant Technology Solutions de Mexico SA.	Mexico
Aimnet Solutions, Inc.	Delaware
Cognizant Technology Solutions Argentina S.R.L.	Argentina
Cognizant Technology Solutions Denmark ApS	Denmark
Cognizant Technology Solutions Philippines, Inc.	Philippines
Cognizant Technology Solutions South Africa (Pty) Ltd.	South Africa
marketRx, Inc.	Delaware
marketRx, India Private Limited	India
marketRx, Pty Limited	Australia
marketRx, Inc. (UK) Limited	England
Cognizant India Pvt. Ltd.	India
Cognizant Technology Solutions Spain SL	Spain
CogDev Solutions AB	Sweden
Cognizant Technology Solutions (Thailand) Co., Ltd.	Thailand
Cognizant Japan KK	Japan
Cognizant (Mauritius) Ltd.	Mauritius
Cognizant Technology Solutions Hungary Kft	Hungary